UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2010

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York, 10023
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Time Warner Cable Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 24, 2010. The following is a summary of the voting results for each matter presented to stockholders at the Annual Meeting.

(i)	The following individuals were elected directors of the Company for terms expiring in 2011:

Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes

Carole Black	224,297,110	60,034,900	235,796	21,254,882
Glenn A. Britt	275,967,499	8,496,445	103,862	21,254,882
Thomas H. Castro	225,925,780	58,400,641	241,385	21,254,882
David C. Chang	281,371,270	3,093,976	102,560	21,254,882
James E. Copeland, Jr.	281,605,724	2,788,105	173,977	21,254,882
Peter R. Haje	209,601,527	74,795,890	170,389	21,254,882
Donna A. James	278,713,538	5,681,909	172,359	21,254,882
Don Logan	281,306,312	3,165,166	96,328	21,254,882
N.J. Nicholas, Jr.	222,969,818	61,433,022	164,966	21,254,882
Wayne H. Pace	281,316,791	3,151,776	99,239	21,254,882
Edward D. Shirley	281,614,680	2,779,779	173,347	21,254,882
John E. Sununu	283,507,242	895,633	164,931	21,254,882

(ii)	Ratification of appointment of Ernst & Young LLP as independent auditor of the Company:

Votes For	Votes Against	Abstentions	Broker Non-Votes
302,485,819	2,979,146	357,723	0

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President

& Chief Financial Officer

Date:	May 27, 2010

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